                                                                     Exhibit 3.1
                            CERTIFICATE OF FORMATION

                                       OF

                         WORLD GOLD TRUST SERVICES, LLC

         The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of Chapter 18, Title 6 of the Delaware Code (the "Delaware Limited
Liability Company Act") and the acts amendatory thereof and supplemental thereto, hereby certifies that:

         FIRST: The name of the limited liability company is World Gold Trust
Services, LLC (the "Company").

         SECOND: The address, including street, number, city and county, of the registered office of the Company in the State of Delaware is 2711 Centerville
Road, Suite 400, City of Wilmington 19808, County of New Castle; and the name of the registered agent of the Company in the State of Delaware at such address is
Corporation Service Company.

         THIRD: The name and mailing address of the authorized person (as that term is defined in the Delaware Limited Liability Company Act) is as follows:

            Name                    Mailing Address
            ----                    ---------------

            Jasen Kisber, Esq.      c/o Carter, Ledyard & Milburn
                                    2 Wall Street
                                    New York, New York 10005

         FOURTH: The powers of the authorized person are to terminate upon the filing of this certificate and at such time the Member, as defined in the
Limited Liability Company Agreement of World Gold Trust Services, LLC,
thereafter shall be designated as an authorized person within the meaning of the
Delaware Limited Liability Company Act.

         IN WITNESS WHEREOF, the undersigned, constituting an authorized natural person of Company, has duly executed this Certificate as of the 17th day of
July, 2002.

                                                /s/ Jasen Kisber
                                                --------------------------------
                                                Name: Jasen Kisber, Esq.
                                                Title: Authorized Person